EXHIBIT ITEM 23(l)


                               Purchase Agreement

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                                INVESTMENT LETTER

                        SELIGMAN VALUE FUND SERIES, INC.


     Seligman Value Fund Series, Inc. (the "Fund"), an open-end diversified management investment company, and the undersigned (the "Purchaser"), intending to be legally bound, hereby agree to the following:

1. The Fund hereby sells to Purchaser and Purchaser purchases such number of Class I shares of Capital Stock (par value $.001) of the Seligman Large-Cap Value Series of the Fund (the "Large-Cap Value Series") corresponding to a $1,000.00 investment, at a price per share equivalent to the net asset value of one Class A share of the Large-Cap Value Series as of the close of business on November 30, 2001 and such number of Class I shares of Capital Stock (par value $.001) of the Seligman Small-Cap Value Series of the Fund (the "Small-Cap Value Series") corresponding to a $1,000.00 investment, at a price per share equivalent to the net asset value of one Class A share of the Small-Cap Value Series as of the close of business on November 30, 2001 (the "Purchase Date") (collectively, the "Shares"). The Fund hereby acknowledges receipt from the Purchaser of funds in the amount of $2,000.00 in full payment for the Shares.

2. Purchaser represents and warrants to the Fund that the Shares are being acquired for investment and not with a view to distribution thereof, and that Purchaser has no present intention to redeem or dispose of the Shares.

IN WITNESS WHEREOF, the parties have executed this agreement as of the Purchase Date.


                                                SELIGMAN VALUE FUND SERIES, INC.


                                                By: /s/ Lawrence P. Vogel
                                                    ----------------------------
                                                Name: Lawrence P. Vogel
                                                Title: Vice President


                                                SELIGMAN ADVISORS, INC.


                                                By: /s/ Stephen J. Hodgdon
                                                    ----------------------------
                                                Name: Stephen J. Hodgdon
                                                Title: President